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                                                                    Exhibit 4(e)

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                                     FORM OF
                          SECOND SUPPLEMENTAL INDENTURE

                             Dated as of __________

                                     between

                       BALTIMORE GAS AND ELECTRIC COMPANY

                                    AS ISSUER

                                       and

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

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                                TABLE OF CONTENTS

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                                                                               Page
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I        DEFINITIONS..............................................................3
         1.1.     Definition of Terms.............................................3

II       GENERAL TERMS AND CONDITIONS OF THE DEBENTURES...........................4
         2.1.     Designation and Principal Amount................................5
         2.2.     Maturity........................................................5
         2.3.     Form and Payment................................................5
         2.4.     Global Debenture................................................5
         2.5.     Interest........................................................7
         2.6.     Redemption......................................................8
         2.7      No Sinking Fund.................................................8
         2.8      Depository......................................................8
         2.9      Appointment of Agents...........................................9

III      REDEMPTION OF THE DEBENTURES.............................................9
         3.1.     Special Event Redemption........................................9
         3.2.     Optional Redemption by Company.................................10

IV       EXTENSION OF INTEREST PAYMENT PERIOD....................................11
         4.1.     Extension of Interest Payment Period...........................11
         4.2.     Notice of Extension............................................11
         4.3.     Limitation of Transactions.....................................12

V        EXPENSES................................................................13
         5.1.     Payment of Expenses............................................13
         5.2.     Payment Upon Resignation or Removal............................14

VI       SUBORDINATION...........................................................14
         6.1.     Subordination..................................................14

VII      COVENANT TO LIST ON EXCHANGE............................................14
         7.1.     Listing on an Exchange.........................................14

VIII     FORM OF DEBENTURE.......................................................15
         8.1.     Form of Debenture..............................................15

IX       ORIGINAL ISSUE OF DEBENTURES............................................23
         9.1.     Original Issue of Debentures...................................23

X        MISCELLANEOUS...........................................................24
         10.1. Ratification of Indenture.........................................24
         10.2. Trustee Not Responsible for Recitals..............................24
         10.3. Governing Law.....................................................24
         10.4. Separability......................................................24
         10.5. Counterparts......................................................24
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                                        i
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          SECOND SUPPLEMENTAL INDENTURE, dated as of               , 2003 (the
"Second Supplemental Indenture"), between Baltimore Gas and Electric Company, a corporation duly organized and existing under the laws of the State of Maryland, having its principal office at 39 W. Lexington Street, Baltimore, Maryland 21201
(the "Company"), and The Bank of New York, a New York banking corporation, having its principal place of business at 101 Barclay Street, Floor 21 West, New
York, New York 10286, as trustee (the "Trustee") under the Indenture dated as of
June 15, 1998 (the "Indenture"), between the Company and the Trustee.

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its % Deferrable Interest Subordinated Debentures due [2043] (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

          WHEREAS, BGE Capital Trust II, a Delaware statutory trust (the "Trust"), intends to offer to the public $250 million aggregate liquidation amount of its % Trust Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $7,731,975 million aggregate liquidation amount of its % Common Securities, in $257,731,975 million aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form

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and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.   DEFINITION OF TERMS

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

          (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e)  the following terms have the meanings given to them in the
Declaration: (i) Administrative Trustee; (ii) Business Day; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Guarantee; (vi) Preferred Securities Certificate; (vii) Purchase Agreement; (viii) Property Trustee; and (ix) Trust Securities; and

          (f)  the following terms have the meanings given to them in this
Section 1.1(f):

          "Additional Interest" shall have the meaning set forth in Section 2.5(c).

          "Change in 1940 Act Law" shall have the meaning set forth in Section 3.1.

          "Compounded Interest" shall have the meaning set forth in Section 4.1.

          "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

          "Declaration" means the Amended and Restated Declaration of Trust of BGE Capital Trust II, a Delaware statutory trust, dated as of , 2003.

          "Deferred Interest" shall have the meaning set forth in Section 4.1.

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          "Dissolution Event" means that the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

          "Global Debenture" shall have the meaning set forth in Section 2.4(a).

          "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

          "Investment Company Event" shall have the meaning set forth in Section 3.1.

          "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

          "90 Day Period" shall have the meaning set forth in Section 3.1.

          "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a).

          "Optional Redemption Price" shall have the meaning set forth in
Section 3.2(a).

          "Redemption Price" shall have the meaning set forth in Section 3.1.

          "Special Event" shall have the meaning set forth in Section 3.1.

          "Tax Event" shall have the meaning set forth in Section 3.1.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.   DESIGNATION AND PRINCIPAL AMOUNT.

          There is hereby authorized a series of Securities designated the " %
Deferrable Interest Subordinated Debentures due         , [2043]", limited in
aggregate principal amount to $257,731,975 million, to be substantially in the form set forth

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in Article VIII hereof, subject to changes in the form thereof made by the
Company and acceptable to the Trustee.

SECTION 2.2.   MATURITY.

          The Maturity Date of the Debentures is , [2043].

SECTION 2.3.   FORM AND PAYMENT.

          Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $25 or integral multiples of $25. The Place of Payment for the Debentures issued in certificated form where the transfer of such Debentures will be registrable and where such Debentures will be exchangeable for Debentures bearing identical terms and provisions shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated to the Company in writing by the Property Trustee.

SECTION 2.4.   GLOBAL DEBENTURE.

          (a)  In connection with a Dissolution Event,

               (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustee. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

               (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee

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     and any Preferred Security Certificate which represents Preferred
     Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Three of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by the Global Debenture. In such event the Company will execute, and subject to Section 303 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized

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denominations, the Global Debenture shall be cancelled by the Trustee. Such
Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.   INTEREST.

          (a) Each Debenture will bear interest at the rate of % per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing on , 2003, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not held by the Property Trustee and not represented by a Global Debenture, the regular record date for such interest installment which shall be the fifteenth calendar day prior to such Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other

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payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

(c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than United States federal income taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed. Whenever in the Indenture, this Second Supplemental Indenture, or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Interest provided for in this clause (c) of Section 2.5 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this clause (c) of Section 2.5 and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made; PROVIDED, HOWEVER, that the deferral of the payment of interest pursuant to Section 4.1 or the Securities shall not defer the payment of any Additional Interest that may be due and payable.

SECTION 2.6.   REDEMPTION.

          The Debentures are not subject to redemption at the option of the Holder and are subject to redemption solely at the option of the Company or otherwise as provided in Article III hereof.

SECTION 2.7    NO SINKING FUND.

          The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.8    DEPOSITORY.

          The Depository Trust Company shall act as the initial

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Depository for any Global Debenture which may be issued pursuant to this Second
Supplemental Indenture.

SECTION 2.9    APPOINTMENT OF AGENTS.

          The Company hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent with respect to the Debentures, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Company to appoint additional agents (including Paying Agents).

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.   SPECIAL EVENT REDEMPTION.

          If a Special Event (as defined below) has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the Company shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof, which must be reasonably acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any interpretation or application of such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or

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change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the date of the opinion of counsel subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not or will not be within 90 days of the date of the opinion of counsel deductible in whole or in part for United States Federal income tax purposes, or
(iii) the Trust is or will be within 90 days of the date of the opinion of counsel subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

SECTION 3.2.   OPTIONAL REDEMPTION BY COMPANY

          (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, subject to Section 3.2(c), the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after , [2008], upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price").

          If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

          (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may

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only redeem the Debentures in whole.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   EXTENSION OF INTEREST PAYMENT PERIOD.

          The Company shall have the right, at any time and from time to time during the term of the Debentures, so long as no Event of Default with respect to the Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except (i) at the end thereof and (ii) upon a redemption of the Debentures during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.   NOTICE OF EXTENSION.

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written

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notice to the Administrative Trustee, the Property Trustee and the Trustee of
its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust would be payable but for such deferral, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding regular record date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

SECTION 4.3.   LIMITATION OF TRANSACTIONS.

          If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) the Company shall be in default with respect to its payment obligations under the Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock,
(ii) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its directors, officers or employees,
(iv) obligations under any dividend reinvestment plan or stock purchase plan of the Company, or (v) the purchase of

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fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture).

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1.   PAYMENT OF EXPENSES.

          In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

          (b) pay all costs, expenses and other obligations (other than with respect to the Trust Securities) of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (d)  pay any and all taxes (other than United States

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Federal income taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust except for taxes that give rise to Additional Interest payments for which the Company is obligated to pay Additional Interest to the Property Trustee.

SECTION 5.2.   PAYMENT UPON RESIGNATION OR REMOVAL

          Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to this Section 5.2, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                                  SUBORDINATION

SECTION 6.1.   SUBORDINATION.

          The indebtedness evidenced by the Debentures shall be, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) with respect to the Debentures, and the Debentures shall rank PARI PASSU in right of payment with each other series of Securities issued under the Indenture, with the exception of any series of Securities which by its terms provides otherwise.

                                   ARTICLE VII
                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1.   LISTING ON AN EXCHANGE

          If the Debentures are to be distributed to the holders of Preferred Securities as described in Section 2.4(a), the Company will, if the Debentures are not already so listed, use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII
                                FORM OF DEBENTURE

SECTION 8.1.   FORM OF DEBENTURE

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT -- THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

          UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________________
$ ______________________
CUSIP No. ______________

                       BALTIMORE GAS AND ELECTRIC COMPANY

             ___% DEFERRABLE INTEREST JUNIOR SUBORDINATED DEBENTURE
                                   DUE _______

          BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland, a Colorado corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on _________, ____, and to pay interest on said principal sum from ____________, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing_________, at the rate of ___% per annum (together with Additional Interest, if any, as provided in Section 2.5(c) of the Second Supplemental Indenture referred to below) until the principal hereof is paid or duly provided for or made available for payment, provided that any overdue principal, premium or Additional Interest and (without duplication and to the extent that payment of such interest is enforceable under applicable law) any overdue installment of interest shall bear interest at the same rate per annum compounded quarterly from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NOT HELD BY THE PROPERTY TRUSTEE AND NOT REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the fifteenth calendar day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          Unless the certificate of authentication has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to the benefit of the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated
     -----------------------

                                          BALTIMORE GAS AND ELECTRIC COMPANY

                                          By:
                                             -----------------------------------
                                               Name:
                                               Title: Vice President

Attest:


By:
   -------------------------
     Name:
     Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated
     -----------------------
                                          THE BANK OF NEW YORK, as Trustee

                                          By:
                                             -----------------------------------
                                                Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

          This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), issued or to be issued in one or more series under and pursuant to an Indenture (as supplemented by the Second Supplemental Indenture dated as of __________, 2003, between the Company and the Trustee, the "Indenture") dated as of June 15, 1998 duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Debenture is one of the series of Securities designated on the face hereof, limited in aggregate principal amount to $257,731,975.

          Except as provided in the next paragraph, and subject to the terms and conditions of Article Eleven of the Indenture, the Debentures may not be redeemed by the Company prior to ______________, [2008]. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after ___________, [2008] (an "Optional Redemption"), at the Optional Redemption Price (as defined in the Indenture). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

          If a Special Event (as defined below) has occurred and is continuing then the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the Company shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof, which must be reasonably acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any interpretation or application of such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the date of the opinion of counsel subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not or will not be within 90 days of the date of the opinion of counsel deductible in whole or in part for United States Federal income tax purposes, or (iii) the Trust is subject or will be within 90 days of the date of the opinion of counsel to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

          Any redemption pursuant to the occurrence of a Special Event will be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine the principal amount of such Debentures held by each Debenture Holder to be redeemed in accordance with its procedures.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for the satisfaction and discharge of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders, with the consent of the

Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Compound Interest) on this Debenture at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with the interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises this right during the Extended Interest Payment Period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (ii) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its directors, officers or employees,
(iv) obligations under any dividend reinvestment plan or stock purchase plan of the Company, or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Debenture. At the termination of any such Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

          The Company shall [IF PROPERTY TRUSTEE IS NOT THE ONLY HOLDER OF THE DEBENTURES INSERT -- give the Holder of this Security and the Trustee notice of its election to begin any Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding regular record date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization.] OR - IF THE PROPERTY TRUSTEE IS THE ONLY REGISTERED HOLDER OF THE DEBENTURES INSERT - or so long as such Debentures are held by the Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust would be payable but for such deferral or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or such other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York, duly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest (including Compound Interest) due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. The Debentures so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company and, by its acceptance of this Debenture or a beneficial interest herein, the Holder or any Person that acquires a beneficial interest in this Debenture agree that for United States Federal, State and local tax purposes it is intended that this Debenture constitute indebtedness.

          All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the

Indenture.

                                   ARTICLE IX
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 9.1.   ORIGINAL ISSUE OF DEBENTURES.

          Debentures in the aggregate principal amount of $257,731,950 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1.  RATIFICATION OF INDENTURE.

          The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2.  TRUSTEE NOT RESPONSIBLE FOR RECITALS.

          The recitals herein and each Debenture, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

SECTION 10.3.  GOVERNING LAW.

          This Second Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York, (except to the extent that the Trust Indenture Act shall be applicable).

SECTION 10.4.  SEPARABILITY.

          In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures or the application of any such provision to any Person or circumstance, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5.  COUNTERPARTS.

          This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                          BALTIMORE GAS AND ELECTRIC COMPANY


                                          By:
                                               -------------------------------
                                               Name:
                                               Title: Vice President

                                          THE BANK OF NEW YORK
                                          as Trustee

                                          By:
                                               -------------------------------
                                               Name:
                                               Title: